Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-7787                                           47, Avenue Hoche
   FAX (212) 715-8047                                              75008 Paris
                                                                     France


                                                     November 13, 2001

Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, NJ 07006

                  Amendment No. 1 to Registration Statement on Form S-3
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Ladies and Gentlemen:

            We have acted as counsel to Greg Manning Auctions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Amendment No 1 to Registration Statement on Form S-3, registration number 333-69134 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 3,102,457 shares of the Company's common stock, par value $.01 per share (the "Stock"), owned by the selling shareholders named in the Registration Statement.

            In connection with the registration of the Stock, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us,
(ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

            Based upon the foregoing, we are of the opinion that the Stock has been validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We note that a partner of this firm is a member of the board of directors and a shareholder of the Company.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP
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